Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith
Executive Vice President

UBS Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C4	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C5	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-CD4	Master Servicer
DB Americold whole loan
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-C6	Master Servicer
CGM Americold Portfolio
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2008-C7	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2011-C1	Primary Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC15	Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC19	Special Servicer
Depositor - General Counsel	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC21
Special Servicer of the Newcastle Senior Housing loan under the CGCMT 2014-GC19 PSA
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer
Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-BXCH	Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC27	Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC31
Master & Special Servicer of the Dallas Market Center Loan under the GSM 2015-GC30 PSA.
Master & Special Servicer of the Selig Office Portfolio under the CGCMT 2015-GC29 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1
Master Servicer on the Ascentia MHC & Kaiser Center Portfolios under the GSM 2015-GC32 PSA.
Master & Special Servicer on the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC35	Master Servicer